Exhibit 5.1

                   SILLS CUMMIS RADIN TISCHMAN EPSTEIN & GROSS
                           A PROFESSIONAL CORPORATION

                              ONE RIVERFRONT PLAZA
                          NEWARK, NEW JERSEY 07102-5400
                                 (973) 643-7000
                               FAX: (973) 643-6500
                        E-MAIL: SILLSMAIL@SILLSCUMMIS.COM


                                October 17, 2001


EP MedSystems, Inc.
100 Stierli Court
Mount Arlington, New Jersey 07856

Dear Sirs:

We have acted as corporate counsel to EP MedSystems, Inc., a New Jersey corporation (the "Company"), in connection with the Registration Statement on Form SB-2 (the "Registration Statement") filed by the Company under the Securities Act of 1933, as amended, for the registration for resale from time to time, pursuant to Rule 415 of the General Rules and Regulations promulgated under the Securities Act of 1933, as amended (the "Act"), by Fusion Capital Fund II, LLC ("Fusion Capital") of up to 2,700,000 shares of the Company's common stock, without par value per share (the "Common Stock"), consisting of:

(a) up to 2,475,000 shares of Common Stock (the "Purchase Shares") that Fusion Capital has committed to purchase from the Company, from time to time at the Company's discretion, in accordance with the terms of a Common Stock Purchase Agreement, dated as of June 11, 2001, between the Company and Fusion Capital (the "Common Stock Purchase Agreement"); and

(b) 225,000 shares of Common Stock (the "Commitment Shares"), 112,250 of which the Company has issued and the remainder of which the Company has agreed to issue to Fusion Capital, in the aggregate, as compensation for the commitment of Fusion Capital under the Common Stock Purchase Agreement.

All capitalized terms used in this opinion and not otherwise defined shall have the respective meanings ascribed to them in the Registration Statement.


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      In our capacity as corporate counsel and in connection with the rendering of the opinions set forth below, we have examined originals or photostatic copies, certified or otherwise authenticated to our satisfaction, of the Certificate of Incorporation and the By-Laws of the Company, in each case as amended and restated, as applicable, and such other documents, corporate records, certificates (including certificates from certain officers of the Company) and other instruments and have made such investigation of law and fact, all as we have deemed necessary or appropriate under the circumstances for the purpose of this opinion.

      In our examination, we have assumed, without any investigation, the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents purporting to be originals and the conformity to originals of all documents purporting to be copies. As to certain factual matters, we have relied, without any investigation, upon the accuracy of certain of the representations and warranties of the Company set forth in the Registration Statement and in the certificates of certain officers of the Company, and upon the accuracy of the statements contained in the certificates of public officials referred to above.

      Subject to the foregoing and the assumptions, exceptions, qualifications and limitations set forth herein, it is our opinion that:

      1. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of New Jersey.

      2. Based solely upon our review of the Certificate of Incorporation of the Company, as amended and restated, and a certification of an executive officer of the Company, the authorized capital stock of the Company consists of 30,000,000 shares, without par value, divided into 25,000,000 shares of common stock, without par value, and 5,000,000 shares of undesignated preferred stock.

      3. One hundred twelve thousand, two hundred fifty shares of the Commitment Shares, already issued to Fusion Capital, have been duly and validly authorized and were validly issued and fully paid and nonassessable when issued to Fusion Capital and the remaining Commitment Shares to be issued upon the effectiveness of the Registration Statement have been duly and validly authorized and, if and when issued and delivered to Fusion Capital in accordance with the terms of the Common Stock Purchase Agreement, will be validly issued, fully paid and nonassessable.

      4. The Purchase Shares have been duly and validly authorized and, if and when issued, sold and delivered by the Company to Fusion Capital in accordance with the terms of the Common Stock Purchase Agreement, will be validly issued, fully paid and nonassessable.

      The undersigned is authorized to practice law in the State of New Jersey. Our examination of law relevant to the matters herein is limited to the laws of the State of New Jersey. We have not made an independent review of any laws other than the laws of the State of New Jersey to the extent generally applicable to transactions of the nature contemplated.

      We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and as part of any application for registration of the Company under the securities laws of any State in connection with the offer and sale of the shares by the Company as contemplated by the


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Registration Statement and to the reference to this firm appearing under the heading "Legal Matters" in the prospectus which is contained in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission.

                                        Very truly yours,

                                        SILLS CUMMIS RADIN TISCHMAN
                                        EPSTEIN & GROSS, P.A.


                                        s/Sills Cummis Radin Tischman
                                        Epstein & Gross, P.A.


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